UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2008

eBay Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2145 Hamilton Avenue, San Jose, California		95125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 376-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

The information in Item 2.02 of this Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and is not to be incorporated by reference into any filing by eBay Inc. under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing.

On October 6, 2008, eBay Inc. (the "Company") announced certain preliminary financial results for the quarter ended September 30, 2008. A copy of the Company’s press release announcing this information and certain other information is attached as Exhibit 99.1 to this filing.

This current report contains forward-looking statements relating to the Company’s future performance. The Company’s actual results could differ materially from those predicted and reported results should not be considered as an indication of future performance. A more thorough discussion of certain factors that may affect eBay’s actual results is included under the captions "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in eBay’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 6, 2008, eBay Inc. (the "Company") announced that it plans to implement a strategic reduction of its existing global workforce designed to simplify and streamline its organization and strengthen the overall competitiveness of its existing businesses. As a result, the Company expects to reduce the size of its global workforce by approximately 1,000 employees worldwide. The reduction is expected to be substantially completed by the end of the first quarter of 2009.

In connection with the global workforce reduction, the Company expects to incur pre-tax restructuring charges of approximately $70 million to $80 million primarily for employee related costs. The Company expects $60 million to $70 million of these charges to be recorded in the fourth quarter of 2008. Substantially all of these charges will result in cash expenditures. A copy of the Company’s press release announcing this information and certain other information is attached as Exhibit 99.1 to this filing.

Item 8.01 Other Events.

On October 6, 2008, eBay Inc. (the "Company") issued a press release indicating that it had agreed to acquire Bill Me Later, Inc., a leading provider of online credit, and had acquired Den Blå Avis and BilBasen, providers of leading online classifieds sites in Denmark. A copy of the Company’s press release announcing these acquisitions and certain other information is attached as Exhibit 99.1 to this filing. For more information on the Company’s agreement to acquire Bill Me Later, Inc., please refer to the copy of the Company’s press release attached as Exhibit 99.2 to this filing. For more information on the Company’s acquisition of Den Blå Avis and BilBasen, please refer to the copy of the Company’s press release attached as Exhibit 99.3 to this filing.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit 99.1 - Press release dated October 6, 2008.
Exhibit 99.2 - Press release dated October 6, 2008.
Exhibit 99.3 - Press release dated October 6, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

October 6, 2008	By:	Brian H. Levey

Name: Brian H. Levey
Title: Vice President, Deputy General Counsel, Corporate and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 6, 2008
99.2	Press Release dated October 6, 2008 regarding agreement to acquire Bill Me Later, Inc.
99.3	Press Release dated October 6, 2008 regarding acquisition of Den Bla Avis and BilBasen